UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 13, 2014

DIRECTV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation Matters

At meetings held February 13 and 14, 2014, the Compensation Committee of the Board of Directors (the “Committee”), and, in the case of Michael D. White, Chairman, President and Chief Executive Officer (“CEO") of the Company, the Board, approved executive compensation as follows:

(i)	2014 base salaries for the CEO and the other named executive officers,
(ii)     cash bonuses for 2013 pursuant to the Executive Officer Cash Bonus Plan (“Bonus Plan”) for the CEO and the other named executive officers,

(iii)
for the other named executive officers, vesting and issuance of shares of the Company’s common stock pursuant to prior performance-based restricted stock units, or RSUs, granted in 2011, for the performance period 2011-2013 pursuant to the DIRECTV 2010 Stock Plan (“Stock Plan”), and

(iv)	grants to the CEO and the other named executive officers of performance-based RSUs for the performance period 2014-2016 and grants of stock options, in each case pursuant to the Stock Plan.
Further information regarding the above is included in the following table:

Name and Position of Executive Officer with the Company	Base Salary for 2014 ($)	Cash Bonus for 2013 ($)	Shares To Be Issued Pursuant to 2011 RSU Award (#)	Restricted Stock Grant for 2014 ($)	Stock Option Grant for 2014 ($)
Michael D. White Chairman, President and Chief Executive Officer	1,700,000	4,300,000	N/A	5,625,000	1,875,000
Patrick T. Doyle Executive Vice President and Chief Financial Officer	869,000	969,000	38,234	1,244,843	414,948

Bruce Churchill President – New Enterprises and DIRECTV Latin America	1,474,000	2,021,000	47,368	1,945,680	648,560

Larry Hunter Executive Vice President and General Counsel	1,158,000	1,241,000	45,802	1,658,835	552,945

Romulo Pontual Executive Vice President and Chief Technology Officer	955,000	818,000	29,752	1,224,788	408,263

Compensation Arrangements for Mr. White

The terms and conditions of the stock option grant to Mr. White are set forth in the 2014 Non-Qualified Stock Option Award Agreement to be entered into between DIRECTV and Michael D. White (“White Stock Option Award”), substantially in the form attached hereto as Exhibit 10.1. The stock options will be granted as of the close of business on February 21, 2014, with an exercise price equal to the closing market price on the NASDAQ Global Select Market (“NASDAQ”) of a share of DIRECTV common stock, $.01 par value per share (the “Common Stock”), on that date. The aggregate fair market value as of the grant date is One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000) determined by using the Black-Scholes valuation model. The stock options will vest at the rate of one-third of the options per year on each of December 31, 2014, 2015 and 2016, unless otherwise determined by the Committee in accordance with the Stock Plan. In determining the target values of this 2014 White Stock Option Award and the restricted stock unit award described in the next paragraph, the Committee considered the annualized value ($4 million) of the November 2012 stock option award described in the November 2012 8-K. The other substantive terms of the options granted in the White Stock Option Award are substantially the same as those described in the November 2012 8-K.

The terms and conditions applicable to the grant of restricted stock units to Mr. White are set forth in the 2014 Performance Stock Unit Award Agreement to be entered into between Mr. White and the Company (the “White Performance Stock Unit Award”), substantially in the form attached hereto as Exhibit 10.2. The White Performance Stock Unit Award will be granted as of the close of business on February 21, 2014 and is a performance-based restricted stock unit award with no vesting until December 31, 2016, except for certain terminations of employment, including death, disability, retirement, involuntary termination without cause or Effective Termination (as defined in the White Performance Stock Award), or as otherwise determined by the Committee in accordance with the Stock Plan. The specific number of restricted stock units or RSUs represented by the White Performance Stock Unit Award shall be determined by dividing the dollar value of restricted stock grant for 2014 ($5,625,000) by the closing market price on the NASDAQ of a share of Common Stock on February 21, 2014, rounded up to the next higher whole share. The number of RSUs converted one-for-one and distributed as shares of Common Stock under the White Performance Stock Unit Award will be determined by assessment of the Company’s performance against objective, quantitative performance measures to be established by the Committee within the time required for compliance with IRC Section 162(m). Performance at target would earn the target number of shares; performance above target would increase the number of shares up to a maximum of 150% of the RSUs awarded; performance below target would reduce the number of shares, potentially to zero shares. Except for distribution of shares due to death, no shares will be issued until actual Company performance has been determined by the Committee after the performance period ends on December 31, 2016. The White Performance Stock Unit Award includes dividend equivalents, although the Company does not currently contemplate issuing dividends; the dividend equivalents, if any, will vest or be cancelled one-for-one based on the vesting or cancellation of the underlying RSUs.

The terms and conditions of the White Performance Stock Unit Award and the White Stock Option Award are applicable only to Mr. White and not to any of the other named executive officers. Consequently, references below to “named executive officers” means named executive officers other than the CEO.

2013 Bonus Award

In establishing the cash bonus payment to the CEO and each named executive officer, the Committee first determined and certified, pursuant to the terms of the Bonus Plan, that the maximum performance target for 2013 was satisfied, so that the Company could have paid the maximum bonus under the Bonus Plan of five times base salary for the CEO and two times base salary for each named executive officer (a limit set by the Committee that is lower than the maximum in the Bonus Plan).  The Committee exercised its discretion in establishing the amounts of individual bonus awards for the CEO and each named executive officer with each final bonus for 2013 being less than the maximum.  The Committee took into consideration, among other things, each individual’s performance and the financial and operating performance of the Company, including stock price performance in 2013, as well as the separate financial and operating performance of each of the Company’s business units.

Restricted Stock Unit Awards

With respect to the performance goals for RSUs granted in 2011 to the named executive officers other than the CEO, the Committee determined the results for the three performance factors: (i) annual revenue growth, (ii) annual growth in cash flow before interest and taxes, or CFBIT, and (iii) annual growth in earnings per share, or EPS, for the final year of the 2011-2013 three-year performance period. Revenue growth, CFBIT growth and EPS growth were each between threshold and target. After applying the applicable weighting factor to the three performance factors, overall average performance for 2013 was between threshold and target (75.7%). This amount was averaged with overall performance in 2011 which was slightly below target (98.9%) and the overall performance in 2012 which was slightly below maximum (146.3%). The final 2011-2013 adjustment factor was slightly above target at 107%. This 107% performance factor was multiplied by the number of 2011-2013 RSUs granted to each named executive officer, other than the CEO, to determine the number of RSUs that would be converted one-for-one into shares of DIRECTV common stock and issued to each officer.

With respect to the performance goals for RSUs granted in 2012 to the named executive officers other than the CEO, the Committee determined, for the second year of the 2012-2014 three-year performance period, the results of the three performance factors: (i) annual revenue growth, (ii) annual CFBIT growth, and (iii) annual net income growth. Revenue growth and CFBIT growth were each between threshold and target; net income growth was below threshold. Overall average performance for 2013 was below target (48.9%) and will be averaged with the overall average performance for 2013 and 2014 to determine the final 2012-2014 adjustment factor.  In each case, to determine the final adjustment factor, the Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the DIRECTV 2010 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 150%.

With respect to the performance goals for RSUs granted in 2013 to the named executive officers, including the CEO, the Committee has not yet determined, for the first year of the 2013-2015 three-year performance period, the results of the three performance factors: (i) annual revenue growth, (ii) annual CFBIT growth, and (iii) annual net income growth. The Committee currently plans to continue its performance review of the 2013 awards and make its determination in March 2014. Overall average performance for 2013 will be averaged with the overall average performance for 2014 and 2015 to determine the final 2013-2015 adjustment factor.  In each case, to determine the final adjustment factor, the Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the DIRECTV 2010 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 150%.

The Committee has not yet established performance goals under the DIRECTV 2010 Stock Plan or under the White Performance Stock Unit Award for the 2014-2016 RSUs to named executive officers and the CEO respectively, primarily because of additional analysis of currency volatility in DIRECTV Latin America. However, the Committee did determine that the applicable performance factors are: (i) annual revenue growth, (ii) annual Operating Profit Before Depreciation and Amortization, or OPBDA, growth, and (iii) annual free cash flow growth, over the three-year period from January 1, 2014 through December 31, 2016. These performance factors and the related performance targets and performance ranges will apply to both the White Performance Stock Unit Award and the RSU awards to named executive officers. The RSU grants for the named executive officers include dividend equivalents and would be administered as described above in the White Performance Stock Unit Award.   A copy of the summary terms and conditions for the 2014 performance RSU grants is attached to this report as Exhibit 10.3.

2014 Bonus

The Committee has not yet established performance goals under the Bonus Plan. The Committee currently plans to establish the performance factors and targets within the time required for compliance with IRC Section 162(m). A copy of the summary terms and conditions for the 2014 Bonus Plan, other than the specific performance measures and targets, is attached to this report as Exhibit 10.4.

Stock Option Grants

The Committee also approved the target value of stock option awards to named executive officers for 2014. A copy of the summary terms and conditions for the 2014 stock option grants is attached to this report as Exhibit 10.5. The Committee directed that the stock options will be granted as of the close of business on February 21, 2014, with an exercise price equal to the closing market price on the NASDAQ of a share of Common Stock on that date. Based on that exercise price, the number of options granted to each named executive officer will be determined using the Black-Scholes valuation model. The stock options will vest and become exercisable at the rate of one-third per year on each of December 31, 2014, 2015 and 2016. The options will expire 10 years after the grant date on February 21, 2024.

The description of each document in this report, including the DIRECTV 2010 Stock Plan and the Bonus Plan, previously filed with the SEC on April 21, 2010, as Annex A and Annex B respectively, to the Definitive Proxy Statement of DIRECTV, is qualified in its entirety by reference to the applicable document, which is included herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of 2014 Non-Qualified Stock Option Award Agreement between DIRECTV and Michael D. White
10.2	Form of 2014 Performance Stock Unit Award Agreement between DIRECTV and Michael D. White
10.3	Summary Terms and Conditions for the 2014 Performance RSU Grants
10.4	Summary Terms and Conditions for the 2014 Bonus
10.5	Summary Terms and Conditions for the 2014 Stock Option Grants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: February 20, 2014	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

Exhibit Index

(d)	Exhibits.

10.1	Form of 2014 Non-Qualified Stock Option Award Agreement between DIRECTV and Michael D. White
10.2	Form of 2014 Performance Stock Unit Award Agreement between DIRECTV and Michael D. White
10.3	Summary Terms and Conditions for the 2014 Performance RSU Grants
10.4	Summary Terms and Conditions for the 2014 Bonus
10.5	Summary Terms and Conditions for the 2014 Stock Option Grants